RESOLUTION PASSED BY THE MEMBERS OF THE HUMAN RESOURCES
              COMMITTEE OF SAPPI LIMITED (REG NO 1936/008963/06)
                          ON FRIDAY 19 NOVEMBER 2004

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AMENDMENTS TO THE SAPPI LIMITED SHARE INCENTIVE SCHEME
("THE SCHEME")


1. VARIATION OF VESTING PERIODS
   ----------------------------

   RESOLVED THAT :

   the vesting periods for scheme shares, share options and allocation shares granted to participants on or after 4 November 2004 shall be 25% per year commencing on the first anniversary after the acceptance date, instead of 20% per year commencing on the first anniversary after the acceptance date as applicable to grants made prior to 4 November 2004.


/s/ E Van As
----------------------              )
E VAN AS                            )
                                    )
                                    )
                                    )
/s/ D C Brink                       )
----------------------              )       COMMITTEE MEMBERS
D C BRINK                           )
                                    )
                                    )
                                    )
/s/ M Feldberg                      )
----------------------              )
M FELDBERG                          )


2. BOARD DISCRETION
   ----------------

   RESOLVED THAT :

   the rules of the Scheme be amended to allow the board discretion to treat scheme participants under the option method more favourably on termination of their employment, than the rules provide.

/s/ E Van As
----------------------              )
E VAN AS                            )
                                    )
                                    )
                                    )
/s/ D C Brink                       )
----------------------              )       COMMITTEE MEMBERS
D C BRINK                           )
                                    )
                                    )
                                    )
/s/ M Feldberg                      )
----------------------              )
M FELDBERG                          )


                                     - 2 -

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3. ACCEPTANCE OF OFFERS
   --------------------

   RESOLVED THAT :

   the rules of the scheme be amended so as to enable the board to waive the 30 day acceptance period in respect of offers to participants under the option method of the Scheme.


/s/ E Van As
----------------------              )
E VAN AS                            )
                                    )
                                    )
                                    )
/s/ D C Brink                       )
----------------------              )       COMMITTEE MEMBERS
D C BRINK                           )
                                    )
                                    )
                                    )
/s/ M Feldberg                      )
----------------------              )
M FELDBERG                          )